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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement (No. 333-78279) of Lockheed Martin Corporation on Form S-4 of the report of Deloitte & Touche LLP dated February 18, 1999 appearing in the Annual Report on Form 10-K of COMSAT Corporation for the year ended December 31, 1998 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


McLean, Virginia
July 12, 1999